UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 22, 2005

Targeted Genetics Corporation

(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 623-7612

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

Phase I trial of tgAAC09

On February 22, 2005, Targeted Genetics Corporation, or the Company, announced preliminary results from the Phase I trial of tgAAC09, an investigational recombinant adeno-associated viral vector (rAAV)-based HIV/AIDS vaccine candidate. A copy of the Company’s press release announcing the collaboration is attached as Exhibit 99.1 to this current report.

Phase II clinical trial for its Cystic Fibrosis candidate, tgAAVCF

In July 2003, we initiated, in collaboration with Cystic Fibrosis Foundation Therapeutics, a confirmatory Phase II clinical trial for our cystic fibrosis product candidate, tgAAVCF, in the United States. We expect to unblind the study and begin to analyze the data from this Phase II trial during the first week of March 2005. We will review and evaluate the trial result data, and following our analysis, we will announce our conclusions. We expect to announce the data before the end of March 2005. If we receive the data after the first week of March, the date when we complete our analysis will be a correspondingly later date.

The cystic fibrosis Phase II trial is a double blinded placebo controlled study and the trial data remain blinded to us, study investigators and participants. Currently, we do not have any information on any of the results of the Phase II clinical trial for our cystic fibrosis product candidate, and we will not have any information on the Phase II clinical trial results until the study is unblinded and the preliminary statistical results are tabulated by an independent contract research organization.

If the data from our confirmatory Phase II clinical trial for our cystic fibrosis product candidate is negative or inconclusive, we may discontinue developments therefore eliminating the potential to develop, or generate any revenue from a cystic fibrosis product. We may be unable to develop or obtain other drug candidates that could lead to collaborations that could help us maintain our business both operationally and financially. Even if the trial results are positive and show statistically significant improvements in lung function, we do not expect to generate any product revenue from a cystic fibrosis product for at least several years, and then only if we can successfully develop and commercialize our product candidate. Commercializing our product depends on successful completion of additional research, development and testing, and approval of our product for marketing.

Even if our cystic fibrosis product succeeds in clinical trials and is approved for marketing, it may never achieve market acceptance. If we are unsuccessful in commercializing our product candidate for any reason, including greater effectiveness or economic feasibility of competing products or treatments, the failure of the medical community or the public to accept or use any products based on gene delivery, inadequate marketing and distribution capabilities, the greater relative cost or development difficulty of our cystic fibrosis product as compared to other product, candidates or other reasons discussed elsewhere in this section, we may be unable to generate sufficient product revenue to maintain our business.

Item 9.01. Financial Statements and Exhibits.

99.1      Press Release Dated February 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

By:	/s/ Barrie J. Carter

Barrie J. Carter Executive Vice President and Chief Scientific Officer

Dated: February 22, 2005

EXHIBIT INDEX

99.1      Press Release Dated February 22, 2004